UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 7, 2012

IMPLANT SCIENCES CORPORATION

(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

600 Research Drive

Wilmington, Massachusetts 01887

 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2012, the Board of Director appointed Dr. Darryl Jones as the Company’s Vice President, Sales and Marketing.

Prior to his appointment as Vice President, Sales and Marketing, from 2009 to the present, Dr. Jones served as Vice President, Global Product Management at Morpho Detection, Inc., a business unit of the Safran Group.

From 2006 through 2009, Dr. Jones served as General Manager, Global Security Sales at GE Security and served as Global Business Manager at GE Healthcare from 2003 through 2006.

Dr. Jones holds a Ph.D. in Optical Science and Engineering from the University of Alabama in Huntsville.

On May 7, 2012, the Company entered into a three-year employment agreement with Dr. Jones pursuant to which Dr. Jones will receive a base annual salary of $235,000 per year, commencing on May 7, 2012.  After the third year, the agreement will automatically continue unless notice of termination is given by either party.  The Company may terminate the agreement at any time without cause, on 30 days’ written notice.  The agreement, however, provides for payment of twelve months’ salary and a pro rata portion of any bonus compensation earned during the year of termination, as well as the continuation of certain benefits, as separation payments in the event that Dr. Jones employment is terminated the by Company without “cause” or Dr. Jones resigns for “good reason” (as those terms are defined in the agreement).  Dr. Jones’s base salary is subject to annual review, and any increases will be made in the discretion of the Board of Directors upon the recommendation of the Compensation Committee.

The agreement provides for Dr. Jones to be eligible to receive incentive compensation in an amount of up to $17,384 and $117,500, for the fiscal years ended June 30, 2012 and June 30, 2013, respectively, upon the achievement of certain performance milestones to be established by the Board of Directors.  Incentive compensation, if any, for subsequent fiscal years will be based on performance milestones to be established by mutual agreement between the Company and Dr. Jones within 60 days after commencement of each such fiscal year.

Within 30 days after the completion of an equity financing the gross proceeds of which to the Company are not less than $15,000,000, the Company will grant Dr. Jones an incentive stock option to purchase that number of shares of common stock of the Company which, together will all other option and equity awards previously issued by the Company, will equal approximately 1% of the Company’s fully diluted equity.

Item 7.01.

Regulation FD Disclosure

On May 9, 2012, the Company issued a press release announcing the appointment of Dr. Jones as Chief Operating Officer and as a director.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.  The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Implant Sciences Corporation and Darryl Jones, dated May 7, 2012.
99.1	Press Release of Implant Sciences Corporation, dated May 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION
By: /s/ Roger P. Deschenes
Roger P. Deschenes
Vice President, Finance and Chief Financial Officer

Date:  May 11, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Implant Sciences Corporation and Darryl Jones, dated May 7, 2012.
99.1	Press Release of Implant Sciences Corporation, dated May 9, 2012.